UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 10, 2023
Date of Report (date of earliest event reported)

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365		23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 Deerfield Lane Suite 300	Malvern	Pennsylvania	19355
(Address of Principal Executive Offices)			(Zip Code)
(610) 989-0340
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTLP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 10, 2023, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Cantaloupe, Inc. (the “Company”) approved, and the Board ratified, the dismissal of BDO USA P.C. (“BDO”) as the Company’s independent registered public accounting firm.

During the fiscal years ended June 30, 2023 and 2022, respectively, and the subsequent interim period through October 10, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements for such years.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2023 and 2022, and the subsequent interim period through October 10, 2023, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10‑K for the years ended June 30, 2023 and June 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2023 and November 9, 2022, respectively, and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly reports on Form 10‑Q for the quarters ended September 30, 2022, December 31, 2022, and March 31, 2023, filed with the SEC on November 9, 2022, February 9, 2023 and May 9, 2023, respectively. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to the inquiries of Deloitte & Touche LLP (“Deloitte”), the Company’s new independent registered public accountants, concerning such material weaknesses.

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to them made by the Company in this report. A copy of BDO’s letter to the SEC dated October 13, 2023 is attached as Exhibit 16.1 to this report.

Also on October 10, 2023, the Audit Committee further approved, and the Board ratified, the appointment of Deloitte as the Company’s new independent registered public accounting firm to perform independent audit services for the fiscal year ending June 30, 2024.

During the fiscal years ended June 30, 2023 and 2022, and the subsequent interim period through October 10, 2023, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Ex. Description
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated October 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cantaloupe, Inc.

Date: October 16, 2023
By: /s/ Anna Novoseletsky
Anna Novoseletsky, Chief Legal &      Compliance Officer and General Counsel